Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 Nos. 333-163116 and 333-185022) of MediciNova, Inc.,

(2) Registration Statement (Form S-8 No. 333-190490) pertaining to the 2013 Equity Incentive Plan of MediciNova, Inc.,

(3) Registration Statement (Form S-8 No. 333-151808) pertaining to the Amended and Restated 2004 Stock Incentive Plan of MediciNova, Inc.,

(4) Registration Statement (Form S-8 No. 333-141694) pertaining to the Amended and Restated 2004 Stock Incentive Plan and 2007 Employee Stock Purchase Plan of MediciNova, Inc., and

(5) Registration Statement (Form S-8 No. 333-122665) pertaining to the Amended and Restated 2004 Stock Incentive Plan and 2000 General Stock Incentive Plan of MediciNova, Inc.;

of our reports dated March 27, 2014, with respect to the consolidated financial statements of MediciNova, Inc. and to the effectiveness of internal control over financial reporting of MediciNova, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

San Diego, California

March 27, 2014